Exhibit 10.46
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT (herein called this “Amendment”) is made as of the 19th day of December, 2005, by and among BRIGHAM OIL & GAS, L.P., a Delaware limited partnership (the “Borrower”), BRIGHAM EXPLORATION COMPANY, a Delaware corporation (“Brigham Exploration”), BRIGHAM, INC., a Nevada corporation (the “General Partner”), the lenders party to the Agreement from time to time (the “Lenders”), and THE ROYAL BANK OF SCOTLAND plc, as Agent (in such capacity, the “Agent”).
W I T N E S S E T H:
     WHEREAS, Borrower, Brigham Exploration and General Partner (collectively, the “Credit Parties”), Agent, and Lenders have entered into that certain Second Amended and Restated Subordinated Credit Agreement dated as of January 21, 2005 (as heretofore amended as of June 29, 2005 (“the First Amendment”) the “Original Agreement”), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower, which loans are unconditionally and irrevocably guaranteed by Brigham Exploration and General Partner (collectively, the “Guarantors”), all as therein provided;
     WHEREAS, Credit Parties, Agent, and Lenders desire to further amend the Original Agreement for the purposes described herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES
     Section 1.1. Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment. As used herein, the following terms shall have the following meanings:
     “Credit Agreement” means the Original Agreement as amended by this Amendment.

ARTICLE II.
AMENDMENTS
     Section 2. Definitions.
          (a) The definition of “NPV” contained in Section 1.01 of the Original Agreement is hereby deleted in its entirety and replaced by the following:
          “NPV” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and its Subsidiaries’ collective interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event:
     (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves,
     (b) appropriate adjustments shall be made for hedging operations; provided that: (i) Hydrocarbon Hedge Agreements with counterparties other than those which at the time such Hydrocarbon Hedge Agreement is made are either (A) a Lender or an Affiliate of a Lender, or (B) a counterparty rated at least A- or better by Standard & Poor’s or A3 or better by Moody’s Investor Services, shall not be taken into account to the extent that such Hydrocarbon Hedge Agreements improve the position of or otherwise benefit the Borrower or any of its Subsidiaries; and (ii) Hydrocarbon Hedge Agreements with counterparties which at the time such Hydrocarbon Hedge Agreement is made are either (A) a Lender or an Affiliate of a Lender, or (B) a counterparty rated at least A- or better by Standard & Poor’s or A3 or better by Moody’s Investor Services, shall not be subject to the limits in clause (c) immediately following,
     (c) the NPV for any particular reserves shall be the higher amount of the amounts computed using: (i) (A) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $5.50 per MMBtu, the price shall be capped at $5.50 per MMBtu and (B) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $36 per barrel, the price shall be capped at $36 per barrel and (ii) (A) for natural gas, the Alternate Gas Price and (B) for crude oil, the Alternate Oil Price, and
     (d) the cash-flows derived from the pricing assumptions set forth in clause (c) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period.
As used in this definition, (i) “Gas Strip Price” means, for any calendar year following the effective date of an Engineering Report (or, with respect to the initial partial calendar year following the effective date of any Internal Engineering Report, for such partial year), the unweighted average of the quotations for deliveries of natural gas at Henry Hub, Louisiana for each future month during such year (or partial year) for which a futures price is quoted on the New York Mercantile Exchange (provided that for years after the last December for which such a futures price is quoted, the price used shall be the Gas Strip Price for the year ending with such December), (ii) “Oil Strip Price” means, for any calendar year following the effective date of an Engineering Report (or, with respect to the initial partial calendar year following the effective date of any Internal Engineering Report, for such partial year), the unweighted average of the quotations for deliveries of light, sweet crude oil at Cushing, Oklahoma for each future month during such year (or partial year) for which a futures price is quoted on the New York Mercantile Exchange (provided that for years after the last December for which such a futures price is quoted, the price used shall be the Oil Strip Price for the year ending with such December), and (iii) “Alternate Gas Price” and “Alternate Oil Price”, respectively, mean the prices for natural gas and crude oil, respectively, if designated by the Agent from time to time and for such periods as it determines in its sole discretion and provides to Borrower. Each Gas Strip Price and Oil Strip Price shall be determined as of the effective date of the Engineering Report in which such price is to be used, provided that if such effective date is not a Business Day such determination shall be made on the first Business Day thereafter.
          (b) The following definition is hereby added to Section 1.01 of the Original Agreement:
“Second Amendment” means the Second Amendment to Second Amended and Restated Subordinated Credit Agreement dated as of December 19, 2005, among the Borrower, Brigham Exploration, the General Partner, the Lenders and the Agent.
ARTICLE III.
CONDITIONS TO EFFECTIVENESS OF THE AMENDMENT
     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when Agent shall have received all of the items set forth in (a) — (f) below, provided that the conditions in (g) and (h) below shall then be satisfied:
          (a) this Amendment, duly authorized, executed and delivered by the Credit Parties, Agent, and each Lender, and in form and substance satisfactory to Agent;
          (b) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the applicable governing body of the Borrower approving this Amendment, (B) the organizational documents of the Borrower (to the extent the same have changed since copies thereof were delivered in connection with the Original Agreement), and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;
          (c) certificates of a Responsible Officer or the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment;

          (d) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the applicable governing body of such Guarantor approving the Amendment, (B) the organizational documents of such Guarantor (to the extent the same have changed since copies thereof were delivered in connection with the Original Agreement), and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;
          (e) a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign this Amendment, the Security Instruments and the other Loan Documents to which such Guarantor is a party;
          (f) such other documents as Agent may reasonably request;
          (g) no Default or Event of Default shall then have occurred and be continuing; and
          (h) each Representation and Warranty in the Credit Agreement or any other Subordinated Loan Document shall be and remain true and correct as of the date hereof and on the date the Agent shall have received all of (a) — (f) above, except for such Representations and Warranties which relate only to a specific date, which Representations and Warranties shall remain correct as of such date.
ARTICLE IV.
MISCELLANEOUS
     Section 4.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Without in any way modifying or limiting the foregoing, each of the undersigned Guarantors hereby (a) consents to the provisions of this Amendment and the transactions contemplated herein, and (b) ratifies and confirms its guaranty obligations made by it in favor of Agent for the benefit of each Lender pursuant to and in accordance with Article VIII of the Credit Agreement, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect. Any reference to the Credit Agreement in any Subordinated Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The Subordinated Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Subordinated Note, or any other Subordinated Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Subordinated Note, or any other Subordinated Loan Document.
     Section 4.2. Survival of Agreements; Representations and Warranties. All representations, warranties, covenants and agreements of the Credit Parties herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making, granting or maintenance of the Advances, and shall further survive until all of the Subordinated Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Credit Party under this Second Amendment and under the Credit Agreement. Each Representation and Warranty in the Credit Agreement or any other Subordinated Loan Document is true and correct as of the date hereof, except for such Representations and Warranties which relate only to a specific date, which Representations and Warranties shall remain correct as of such date.
     Section 4.3. Subordinated Loan Documents. This Amendment is a Subordinated Loan Document, and all provisions in the Credit Agreement pertaining to Subordinated Loan Documents apply hereto.
     Section 4.4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 4.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     THIS AMENDMENT AND THE OTHER SUBORDINATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[Signatures on Following Page]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BRIGHAM OIL & GAS, L.P.

By:	/s/ Eugene Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

BRIGHAM EXPLORATION COMPANY

By:	/s/ Eugene Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

BRIGHAM, INC.

By:	/s/ Eugene Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

THE ROYAL BANK OF SCOTLAND plc, as Agent and Lender

By:	/s/ Phillip Ballard

Phillip Ballard
Managing Director